Exhibit 4.17

Amendment Number 16 to the Financing Agreement of March 14, 2013

Made and executed in Tel Aviv on June 26, 2023

Between:	The bodies listed in Appendix 1 to the Financing Agreement In their position as Financiers (the “Financiers”)	Of the first part;
And:	Bank Hapoalim Ltd. In its position as the credit manager and in its position as the trustee for the securities (“Bank Hapoalim”)	Of the second part;
And:	Ceragon Networks Ltd. Company Number 51-235244-4 Of 24 Raul Wallenberg St., Tel Aviv, 6971920 (the “Lender”)	Of the third part;
(Each of the Financiers, the credit manager, securities trustee, and the Lender: “Party” and jointly: the “Parties”)
Whereas
On March 14, 2013, the Lender entered into a financing agreement, including its appendices and attachments, with the Financiers, as was amended and as will be amended periodically (the “Financing Agreement”), and pursuant to and by virtue thereof, inter alia, the Lender was provided the “Credit”;

Whereas	The Lender contacted the Financiers and asked that various amendments be made to the Financing Agreement, as set forth in this amendment below;
Whereas
Based on the accuracy of the declarations and representations of the Lender in the Financing Agreement and this amendment, as set forth below, and the upholding of its full undertakings as set forth in the Financing Agreement, as amended in this amendment, the Financiers agreed to the Lender’s request, all subject and pursuant to the terms and provisions of the Financing Agreement and this amendment;

Therefore, it is declared, stipulated and agreed between the Parties as follows:

1.	General

1.1
The preamble to this amendment constitutes an integral part thereof. All of the terms mentioned in this amendment above and below will bear the meaning assigned to them in the Financing Agreement, unless noted otherwise.

1.2	For the avoidance of doubt, it is agreed that this amendment constitutes part of the Credit Documents, as defined in Section 2 to the Financing Agreement.

1.3
In addition to any declaration, representation, or undertaking of the Lender in the “Credit Documents” (as this term is defined in the Financing Agreement) or in any other agreement or document that was provided or which will be provided in connection with the Credit or in connection with the securities, and without impinging upon or derogating from any of the above (except as required by this amendment), the Lender declares, certifies, and undertakes toward the Financiers and the functionaries as follows:

1.3.1	That the Lender upheld and continues to uphold all of the provisions of the Financing Agreement fully and precisely;

1.3.2
That all of the Lender’s representations set forth in the Financing Agreement (except those listed in Sections 15.1.2, 15.1.3(a), 15.1.5, 15.1.6, 15.1.10, 15.1.11, 15.1.12, and 15.1.16, and except for the representation in Section 15.1.1 solely regarding the fact that the Lender’s shares are registered for trading on the Tel Aviv Stock Exchange Ltd.) remain unchanged and are correct and complete as of the date of execution of this amendment;

1.3.3
That: (a) the Lender received all of the decisions, agreements, authorizations, permits, and certifications needed pursuant to its incorporation documents, under any law and under the directive of any authority, in connection with the making of this amendment or in connection with the Financing Agreement and its appendices; (b) there is no need to make decisions or provide agreements or any additional certifications whatsoever; (c) all of the measures and actions needed in order to duly certify its engagement in this amendment have been performed; (d) all of the Lender’s undertakings according, under, or in connection with this amendment or the Financing Agreement or other Credit Documents are legal, binding, valid, obligatory, and enforceable against it, according to their terms;

2.	Amendment of the Financing Agreement

Valid as of the date of execution of this amendment, the Financing Agreement will be amended as follows:

2.1
Extension of the final repayment date. Section 2 to the Financing Agreement will be amended so that the definition “Final Repayment Date” that exists therein will be deleted and replaced by:

“Final Repayment Date”           Meaning June 30, 2024”

2.2
Amendment of the definition of the margin. Section 2 to the Financing Agreement will be amended so that the definition “Margin” that exists therein will be deleted and replaced by:

“[E] “Margin”       Meaning, a rate of up to 2.5% (two percent and fifty hundredths of a percent).”

2.3	Cancellation of Sections 16.30A and 16.30B. Sections 16.30A and 16.30B to the Financing Agreement are cancelled.

2.4	Update of Section 3.7.3 to the Financing Agreement. Section 3.7.3 to the Financing Agreement will be amended as follows:

2.4.1	At the end of the second paragraph, after the words “by the Financiers to the Lender” will appear:

“In this section - the “Determining Date” means, regarding the entire interest period, a day that is two business days prior to the day that the same interest period begins. In order to define the Determining Date, a business day will be interpreted as a “banking business day” as defined in the Banking Directives (Service to Customer) (Timing of Check Credit and Debit), 5752-1992, and on which the banks in New York are opened for business.”

2.5	Changing the factoring mix. Section 16.16 to the Financing Agreement will be amended as follows:

2.5.1	In Subsection A, the amount “USD 35 (thirty-five) million” will be replaced by the amount: “USD 12 (twelve) million”;

2.5.2	In Subsection B, after the word “for the amount” will follow the words “additional, cumulative”;

2.5.3	In Subsection B, the amount “USD 35 (thirty-five) million” will be replaced by the amount: “USD 12 (twelve) million”;

2.5.4	In Subsection C, after the word “for the amount” will follow the words “additional, cumulative”;

2.5.5
After Subsection C and before the sixth paragraph, beginning with the words “For the avoidance of doubt, the foregoing does not derogate,” Subsections D and E will be added in the following form:

“D. From customers belonging to T-Mobile Group, for an additional cumulative amount that will not exceed, in total at any time whatsoever, USD 15 (fifteen) million.
E. From customers belonging to Bharti (India) Group, for an additional cumulative amount that will not exceed, in total at any time whatsoever, USD 18 (eighteen) million.”

2.5.6
In the sixth paragraph, beginning with the words “For the avoidance of doubt, the foregoing does not derogate,” the words “with Reliance Jio Infocomm Group or Pt Smart Telecom” will be replaced by the words: “with Reliance Jio Infocomm Group, Pt Smart Telecom, T-mobile, or Bharti (India).”

3.	Increasing the loan limit and reducing the guarantee limit

3.1	Without derogating from the provisions of Sections 18.1 and 18.9 to the Financing Agreement, as of the date of execution of this amendment:

A.
The amount of the limits of the loans set forth in Appendix 1 to the Financing Agreement will be amended, so that the total loan limits that will be allocated by all of the Financiers jointly will be increased and be USD 72,000,000 (seventy-two million), and the share of each of the Financiers in the loan limits will be as set forth in Appendix 1 to the Financing Agreement (as amended in this amendment).

B.
The amount of the limits of the bank guarantees set forth in Appendix 1 to the Financing Agreement will be amended, so that the total guarantee limits that will be allocated by all of the Financiers jointly will be decreased and be USD 45,886,000 (forty-five million eight hundred and eighty-six thousand), as follows, and the share of each of the Financiers in the bank guarantee limits will be as set forth in Appendix 1 to the Financing Agreement (as amended in this amendment).

C.
If following the decrease of the bank guarantee limits as set forth in Subsection B above, the amount that is utilized of the bank guarantee limit allocated by any Financier (the “Utilized Amount”) exceeds the amount of the bank guarantee limit allocated by that Financier (the “Limit Amount”) – then the difference between the Utilized Amount and the Limit Amount will be viewed as the amount utilized from the loan limit that was allocated by that Financier, and not as an amount utilized from the bank guarantee limit.

For demonstrative purposes only: If, before being amended pursuant to this amendment, the amount of the loan limit allocated by the Financier was NIS 50 million and NIS 40 million was utilized, and the amount of the bank guarantee limit allocated by the same Financier was NIS 30 million and NIS 25 million was utilized, and following the amendment pursuant to this amendment, the amount of the loan limit increased to NIS 60 million and the amount of the bank guarantee limit decreased to NIS 20 million – then the Utilized Amount of the guarantee limit will be NIS 20 million and the Utilized Amount of the loan limit will be NIS 45 million.

3.2
As of the date of execution of this amendment, Appendix 1 to the Financing Agreement will be replaced by Appendix 1 attached herein to this amendment pursuant to the amendments made in Section 3.1 above.

3.3
As of the date of execution of this amendment, Section 16.28.5 to the Financing Agreement will be amended so that Appendix 16.28.5 to the Financing Agreement will be replaced by Appendix 16.28.5 attached to this amendment.

4.	Cancellation of Section 3.4 and the Appendix to Amendment No. 15

4.1	As of the date of execution of this amendment, Section 3.4 of Amendment No. 15 to the Financing Agreement is cancelled.

5.	Payments

5.1
The Lender undertakes to pay: (a) Bank Hapoalim in its position as the credit manager, and (b) every Financier, via the credit manager, a complex transactions fee in connection with amendment of the Financing Agreement, as set forth in the accompanying letter, which will be executed together with the execution of this amendment by the Lender.

5.2	Payment whatsoever as set forth above will be considered final and definitive, and will not be refunded to the Lender for any reason whatsoever.

6.	Miscellaneous

6.1
Unless explicitly established otherwise in this amendment, the terms and undertakings as set forth in this amendment do not derogate, impinge upon, or change any other undertaking of the Lender toward the Financiers or the validity of any security whatsoever that was provided for the securities trustee for the Financiers according and by virtue of the Financing Agreement or the other Credit Documents or any other document or agreement that was provided or will be provided to the Financiers or to a functionary in connection with the credit, and these will continue to remain fully valid and binding, including all of the provisions related to the rights of the Financiers to provide the credit for immediate payment, all subject and according to the provisions and terms of the Credit Documents.

6.2
This amendment, unless explicitly noted otherwise, is meant to add to the provisions of the Financing Agreement and the amendments, and not to derogate from or impinge upon them, and except as explicitly noted in this amendment, all of the rights of the Financiers and the Lender pursuant to the Financing Agreement, the amendments, and the law, are fully reserved.

6.3	This amendment may be executed by the Parties thereto in one copy or in several separate copies by any of the Parties, and they will jointly constitute one document.

[Signature page appears on the following page]

In witness whereof, the Parties hereby set their hands:

[Signatures]
Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)
First International Bank of Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)
Bank Leumi Le’Israel Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. [Stamp], acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via Ronen Stein, ID No. 22934947, and Moshik Albahari, ID No. 60842978, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

June 26, 2023	[Signature + Stamp]
Date	Signature and stamp of attorney

In witness whereof, the Parties hereby sign:

[Signatures]
Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)
First International Bank of Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)
Bank Leumi Le’Israel Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

[Signature + Stamp]
Date	Signature and stamp of attorney

In witness whereof, the Parties hereby sign:

Ceragon Networks Ltd. [2 signatures + 2 stamps]	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)
First International Bank of Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)
Bank Leumi Le’Israel Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the Parties hereby sign:

[Signatures]
Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)

First International Bank of Israel Ltd. (as a Financier) [2 signatures + 2 stamps]
HSBC BANK PLC (as a Financier)
Bank Leumi Le’Israel Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the Parties hereby sign:

Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)

First International Bank of Israel Ltd. (as a Financier) [2 signatures + 2 stamps]
HSBC BANK PLC (as a Financier) [Signatures + stamps]
Bank Leumi Le’Israel Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

 [Signatures in initials]

Form for execution	Appendix 1 to the Financing Agreement (Amendment No. 16)

List of financing bodies and details of credit undertakings and permitted risk limits of each Financier

1.	All of the terms in this appendix will bear the meaning attributed to them in the Financing Agreement.

2.	The list of financing bodies is as set forth in this appendix.

			Amount of the loan limit allocated by the Financier	Amount of the bank guarantee limit allocated by the Financier	Amount of the permitted risk limit
1.	Bank Hapoalim Ltd.
Name: Ms. Yael Nasatsky.

Address: : Business Wing of the Business Division, Headquarters, Bank Hapoalim Ltd, 23 Menachem Begin Blvd., Tel Aviv-Yafo.

Tel.: 03-5674300; Fax: 03-6014926

Email: yael.nasatsky-shapiro@poalim.co.il
			USD 37,250,000 (thirty-seven million two hundred and fifty thousand).	USD 27,171,000 (twenty-seven million one hundred and seventy-one thousand).	USD 5,427,586 (five million, four hundred and twenty-seven thousand, five hundred and eighty-six).
2.	Bank Leumi Le’Israel Ltd.
Name: Mr. Danny Shapira

Address: Hi-Tech Branch, Business Division, Bank Leumi, 34 Yehuda Halevi St., Tel Aviv-Yafo, 65136.

Telephone: 076-885-9184; Fax: 077-8959184.

Email: Danny.Shapira@BankLeumi.co.il

			USD 14,400,000 (fourteen million four hundred thousand).	USD 9,256,000 (nine million two hundred and sixty-five thousand).	USD 1,000,000 (one million).
3.	First International Bank of Israel Ltd.

Name: Ms. Naama Magid
Tel.: 03-5196239; Fax: 03-5196944
Email: magid.n@fibi.co.il

Name: Mr. Hezi Cupryk
Tel.: 03-619599; Fax: 03-5196944
Email: Cupryk.H@fibi.co.il

Address: Energy, Chemistry, and Technology Sector in the Business Division, First International Bank of Israel Ltd., 42 Rothschild St., Tel Aviv-Yafo.

			USD 11,550,000 (eleven million five hundred and fifty thousand).	USD 5,450,000 (five million four hundred and fifty thousand).	USD 3,982,759 (three million nine hundred and eighty-two thousand, seven hundred and fifty-nine).
4.	HSBC BANK PLC (Tel-Aviv Branch)	Name: Ms. Nirit Frey Markman Address: 2 Jabotinsky St., Ramat Gan, Amot Atrium Tower, Level 30, 5250501 Tel.: 03-7101120; Fax: 03-7101144 Email: nirit.frey.markman@hsbc.com	USD 8,800,000 (eight million eight hundred thousand).	USD 4,000,000 (four million).	USD 400,000 (four hundred thousand).
Total			USD 72,000,000 (seventy-two million).	USD 45,886,000 (eight million eight hundred and eighty-six thousand).	USD 10,810,345 (ten million eight hundred and ten thousand, three hundred and forty-five).

Form for execution	Appendix 16.28.5 to the Financing Agreement (Amendment No. 16)

Periodic reporting regarding utilization of the loan limit and bank guarantee limit

1.	All of the terms in this appendix will bear the meaning attributed to them in the Financing Agreement.

2.	The utilization amounts set forth in this Appendix 16.28.5 below are correct as of ___ of _____ ______ (for calendar quarter no. ___ of the year _____).

	Amount of the loan limit	Amount of the loan limit utilized by the Lender[1]	Amount of the bank guarantee limit	Amount of the bank guarantee limit utilized by the Lender
Total	USD 72,000,000 (seventy-two million).	USD ______ (____________).	USD 45,886,000 (eight million eight hundred and eighty-six thousand).	USD ______ (____________).

[Handwritten signatures]

1 The Utilized Amount of the loan limit also includes the amount of the credit card limit provided by the Financiers (whether the credit card limits were utilized, fully or partially, or not).